                                  Exhibit 10.39

                                                DATE OF GRANT: NOVEMBER 22, 2000


                             AREMISSOFT CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE AREMISSOFT CORPORATION 2000 STOCK OPTION PLAN, INCORPORATED HEREIN. A COPY OF THE PLAN CAN BE OBTAINED FROM THE COMPANY UPON REQUEST OF THE HOLDER HEREUNDER. THE GRANT OF THIS OPTION SHALL NOT IMPOSE AN OBLIGATION UPON THE OPTIONEE TO EXERCISE THIS OPTION.

        THIS AGREEMENT is made by and between AremisSoft Corporation, a Delaware corporation (the "Company"), and Prime Growth Inc., a British Virgin Islands corporation ("Optionee"), an entity in which Mr. Roys Poyiadjis ("Employee") has voting and investing authority, effective as of November 22, 2000.

        In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Optionee, in the manner and, subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of Three Hundred and Seventy-Five Thousand (375,000) shares of the Company's common stock, $.001 par value, (the "Shares" or "Common Stock"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein and in the Company's 2000 Stock Option Plan (the "Plan).

2. TERM OF OPTION. Subject to the terms, conditions and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3.      EXERCISE OF OPTION.

        3.1. VESTING OF OPTION. This Option shall become exercisable as follows:

               (a) One-seventh (1/7) of the Shares covered by the said Option shall vest on November 22, 2001 ("Vesting Start Date"), and beginning with the date one year after the Vesting Start Date, one-seventh (1/7) of the Shares covered by said Option shall vest on the same day of each year-long period for the following six (6) years so that all of the Shares under this Option shall be fully vested Seven (7) years from the Grant Date (each of the foregoing dates shall be referred to as a "Vesting Date")

               (b) Notwithstanding the above, the Shares which have not been vested ("Unvested Portion") shall be subject to accelerated vesting as follows:

         Number of Shares                           Vesting Event
         ----------------                           -------------
     125,000 or the Unvested             Shall vest when the Company's 5-day
     Portion, whichever is less          average trading price as quoted on the
                                         NASDAQ reaches $42.50


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
         Number of Shares                           Vesting Event
         ----------------                           -------------
     125,000 or the Unvested             Shall vest when the Company's 5-day
     Portion, whichever is less          average trading price as quoted on the
                                         NASDAQ reaches $46.00

     125,000 or the Unvested             Shall vest when the Company's 5-day
     Portion, whichever is less          average trading price as quoted on the
                                         NASDAQ reaches $50.00

        In the event that the Optionee ceases to be a director of the Company but continues as a consultant or employee of the Company or any subsidiary, then all remaining unvested options shall immediately vest and become exercisable by the Optionee.

        All or any portion of the Shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 100 Shares (unless the remaining Shares then constituting the Vested Portion of this Option is less than 100 Shares) at any time.

        3.2. MANNER OF EXERCISE. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a "Request To Exercise Form," substantially in the form attached hereto, to the Company at its principal office, which form must be duly executed by Optionee and accompanied by payment, in cash, to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations, if any, as provided in Section 13.

        Upon receipt and acceptance by the Company of such form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

        3.3. EXERCISE PRICE. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be U.S. Thirty-Six and 25/100 Dollars (U.S. $36.25) per Share.

4.      EXERCISE AFTER CERTAIN EVENTS.

        4.1. TERMINATION OF EMPLOYMENT. If for any reason other than permanent and total disability (as defined below) or death, an Employee ceases to be employed by the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three (3) months after the date of such termination or such lesser period specified in the Option Agreement (but in no event after the expiration date of the Option).

        4.2. PERMANENT DISABILITY AND DEATH. If the Employee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or dies while employed by the Company, (or if the Employee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the disability or death (but in no event after the expiration date of the Option).


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5. RESTRICTIONS ON TRANSFER OF OPTION. This Option is not transferable by
Optionee without the prior written consent of the Company and is exercisable only by the Optionee during the Employee lifetime except as provided in Section
4.2. above. In accordance with the Plan, the Option and the Shares underlying the Option shall not be available for the debts or obligations of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge or other means of disposition, whether voluntary or involuntary, or by operation of law through judgment, levy, attachment, garnishment or other legal proceeding (including bankruptcy).

6. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business, or any other corporate act, whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7. DISSOLUTION, LIQUIDATION AND MERGER.

        7.1. COMPANY NOT THE SURVIVOR. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Common Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale, exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

        7.2. COMPANY IS THE SURVIVOR. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of the Plan or this Agreement.

8. CHANGE OF CONTROL. If there is a change of control in the Company, all outstanding Options shall fully vest immediately upon the Company's public announcement of such a change. A "change of control" shall mean an event involving one transaction or a related series of transactions, in which (i) the Company issues securities equal to 25% or more of the Company's issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership, limited liability company, or other entity, including a "group" within the meaning of SEC Exchange Act Rule 13d-3, (ii) the Company issues voting securities equal to 25% or more of the issued and outstanding voting stock of the Company in connection with a merger, consolidation other business combination, (iii) the Company is acquired in a merger or other business


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combination transaction in which the Company is not the surviving company, or
(iv) all or substantially all of the Company's assets are sold or transferred. See Section 7 with respect to Options vesting upon the occurrence of either of the events described in (iii) or (iv) of this Section 8 and the result upon the non-exercise of the Options.

9. SUSPENSION AND TERMINATION. In the event the Board or the Committee reasonably believes the Optionee has committed an act of misconduct including, but limited to acts specified below, the Committee may suspend the Optionee's right to exercise this Option granted hereunder pending final determination by the Board or the Committee. If the Committee determines that the Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules or rules made by a supervisor, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Committee shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf. The determination of the Board or the Committee shall be final and conclusive.

10. COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any shares of Stock upon exercise of this Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. Upon exercising all or any portion of this Option, the Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidence of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or this Option.

11. RESERVATION OF SHARES OF STOCK. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of shares of Stock represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued shares as shall be necessary to satisfy the terms and conditions of this Agreement.

12. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option. The Optionee shall have no right to vote any shares of Stock, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until such Optionee has effectively exercised this Option and fully paid for such shares of Stock. Subject to Sections 7 and 8, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee.

13. NO RIGHTS TO EMPLOYMENT OR CONTINUED EMPLOYMENT. The grant of this Option shall in no way be construed so as to confer on the Optionee the rights to employment or continued employment by the Company or any Subsidiary. Nothing in the Plan or hereunder shall confer upon the Optionee any right to employment or to continue in the employ or consultancy of the Company or any Subsidiary, or to interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.


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14. PARTICIPATION IN OTHER OPTION PLANS. The grant of this Option shall not prevent the Optionee from participating or being granted other options in the same or other plans provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan from meeting the requirements of the Internal Revenue Code of 1986, as amended.

15. PAYMENT OF TAXES. Upon the exercise of the Option, the Company shall have the right to require the Optionee or such other person to pay by cash, or check payable to the Company, the amount of any required withholding on applicable federal, state, and local taxes and FICA with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable (the "Tax Date"). To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit the Optionee to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount not greater than the employer's minimum statutory withholding based on the minimum statutory withholding rates, by (a) directing the Company to apply shares of Common Stock to which the Optionee is entitled as a result of the exercise of this Option, or (b) delivering to the Company shares of Common Stock owned by the Optionee. The shares of Common Stock so applied or delivered in satisfaction of the Optionee's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

16. ARBITRATION. Any controversy, dispute, or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of the Optionee's right in accordance with Section 9 above, shall be settled by arbitration. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a location selected by the arbitrator(s) within the County of Sacramento.

        16.1. INITIATION OF ARBITRATION. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

        16.2. HEARING AND DETERMINATION DATES. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

        16.3. BINDING NATURE OF DECISION. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

        16.4. INJUNCTIVE ACTIONS. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

        16.5. COSTS. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 18 of this Agreement.


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17. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein:

        To the Optionee:     Prime Growth Inc.
                             c/o Caribbean Corporate Services Limited
                             Omar Hodge Building, Wickhams Cay I
                             P.O. Box 362
                             Road Town, Tortola
                             British Virgin Islands

        To the Company:      AremisSoft Corporation
                             Sentry Office Plaza, Suite 607
                             Westmont, NJ  08108
                             United States

18. APPLICABLE LAW. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the state of Delaware.

19. ATTORNEYS FEES. In the event of any litigation, arbitration or other proceeding arising out of this Option, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order or award entered in any such proceeding shall designate a specific sum as such an award of attorneys' fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

20. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors and successors.

21. TAX EFFECT. The federal tax consequences of stock options are complex and subject to change. Each person should consult with his or her tax advisor before exercising any Option or disposing of any Shares acquired upon the exercise of an Option.

        IN WITNESS WHEREOF, this Option Agreement has been executed as of the date first above written.


THE COMPANY:                                AREMISSOFT CORPORATION



                                            By:
                                               ---------------------------------
                                               Dr. Lycourgos K. Kyprianou,
                                               Chairman of the Board


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                            REQUEST TO EXERCISE FORM



                                               Dated:___________________________



        The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option granted to him or her pursuant to that certain Non-qualified Stock Option Agreement effective _____________________, between the undersigned and AremisSoft Corporation (the "Company") to purchase an aggregate of __________________ (________) shares of the Company's common stock, $.001 par value (the "Shares").

        The undersigned hereby tenders cash in the amount of $__________ per Share multiplied by ________________________________ (___________), the number of Shares he is purchasing at this time, for a total of $______________, which constitutes full payment of the total exercise price thereof.


                        INSTRUCTIONS FOR REGISTRATION OF SHARES
                        IN COMPANY'S TRANSFER BOOKS


                        Name:       ____________________________________________
                                    (Please typewrite or print in block letters)

                        Address:    ____________________________________________

                                    ____________________________________________

                        Signature:  ____________________________________________


Accepted by AremisSoft Corporation:



By:     ______________________________

        ______________________________
        Name
        ______________________________
        Title